Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Adams Golf Reports Fourth Quarter and Year End 2007 Financial Results
PLANO, TEXAS, March 11, 2008 – Adams Golf (OTCBB:ADGF) today reported record net sales of $94.6 million for the year ended December 31, 2007, compared to $76.0 million for the year ended December 31, 2006, a gain of 24% year-over-year. The Company reported net income of $9.4 million, or $1.32 per fully diluted share (adjusted for the February 19, 2008 1-for-4 reverse split) for 2007, compared to net income of $9.0 million, or $1.24 per fully diluted share (split adjusted) for 2006. In 2007, the Company benefited from the recording of a deferred tax asset of $4.8 million, which brings the Company’s total deferred tax asset on its balance sheet to $10.2 million. In 2006, the Company benefited from the recording of a deferred tax asset of $5.4 million.
The Company reported net sales of $17.5 million for the fourth quarter ended December 31, 2007, compared to $13.1 million for the comparable period of 2006, a gain of 34% year-over-year. The Company reported net income of $3.5 million, or $0.49 per fully diluted share (split adjusted) for the fourth quarter ended December 31, 2007, compared to net income of $4.4 million, or $0.61 per fully diluted share (split adjusted) for the comparable period of 2006. In the fourth quarter of 2007, the Company recorded a deferred tax asset of $4.8 million, as noted above. In the fourth quarter of 2006, the Company recorded a deferred tax asset of $5.4 million.
The Company’s aggregate cash and cash equivalents balance was $11.3 million as of December 31, 2007. In the fourth quarter of 2007, the Company repurchased 15,433 shares of its common stock (split adjusted) under its current, previously announced stock repurchase plan. The Company repurchased an aggregate of 91,966 shares of its common stock (split adjusted) in 2007 under the plan.
“We continue to be pleased with the Company’s performance,” said Mr. Chip Brewer, CEO and President of Adams Golf. “Over the last 5 years we have delivered a 20% compound average growth rate in revenues and consistent profitability, while simultaneously investing in our brand and organizational resources. In 2007, we delivered both record annual revenues and increased year-over-year profitability. Our revenue growth continues to be driven by our Idea hybrid iron sets.”
“During 2007,” Mr. Brewer continued, “we are confident that we have also successfully strengthened our brand positions. We continued to enjoy a leadership position on the Champions tour and our hybrid iron sets remain the top-selling and recognized leader in their category. Additionally, according to results from the Darrell Survey, our individual hybrids have been the #1 hybrid in play for two years running on the combined professional men’s tours, which include the PGA, Champions and Nationwide tours. Year-to-date in 2008, our hybrids are ranked the # 1 played hybrid on the PGA Tour, the Nationwide Tour and the Champions tour. We believe we are gaining momentum on tour and that this will provide long-term value to the company. During 2007, for the first time, independent consumer research found that consumers ranked Adams Golf as the industry leader in hybrid golf club technology. In addition, our products continue to be recognized by prominent golf media organizations; for example, our 2008 Insight XTD drivers and hybrid-fairway woods as well as our Idea a3 and a3os hybrids and hybrid iron sets were all named to Golf Digest’s coveted 2008 Hot List.”
“To position the company for long term viability, continued growth and enhanced long term profitability we made considerable investments in our business over the last twelve months. These include investments in our product development team, marketing and tour exposure. Among the most visible of these investments has been the signing of prominent PGA Tour players Aaron Baddeley and Rory Sabbatini, who are ranked 18th and 9th, respectively, in the current world rankings, to endorsement agreements aimed at broadening our brand appeal and exposure. These investments are consistent with our stated strategy of aggressively reinvesting in our brand and organizational resources in support of developing these assets and driving long-term earnings potential and the resulting shareholder value. We recognize and acknowledge that these investments may have a negative impact on profitability in the short term or until we are able to generate sufficient revenue growth to cover them. It’s our belief that these investments represent good long-term strategic decisions and that any short-term setback will be made up in long-term value,” Mr. Brewer concluded.
Adams Golf will host a conference call at 4:30 p.m. Eastern Daylight time on Wednesday, March 12, 2008, with Chip Brewer, CEO and President, and Eric Logan, Chief Financial Officer, to review Adams’ 2007 fourth quarter and full year financial results. For telephone access to the conference call, dial (800) 374-0113 or (706) 758-9607 for international calls, and request connection to the Adams Golf conference call. The conference ID # is 38667896.
Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf. From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, please visit adamsgolf.com.
This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to statements using terminology such as “may,” “will,” “expect,” “forward,” “future,” “intend,” “estimate,” “anticipate,” “plan,” “seek” or “believe,” and “belief.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the ability to maintain historical growth in revenue and profitability; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of the ability to protect intellectual property rights; market demand and acceptance of products; the impact of changing economic conditions; the success of our marketing strategy; the success of our tour strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; investor audience, interest or valuation; and events and other factors detailed under “Risk Factors” in our Securities and Exchange Commission filings. These filings can be obtained by visiting the corporate governance section of our website at www.adamsgolf.com or by contacting Adams Golf Investor Relations at InvestorInfo@adamsgolf.com.
Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.
For more information, please contact:
Patty Walsh
Director, Investor Relations
Adams Golf
(972) 673-9000
InvestorInfo@adamsgolf.com

ADAMS GOLF, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$11,265	$9,472
Trade receivables, net	18,009	13,553
Inventories, net	28,745	24,651
Prepaid expenses	743	686
Other current assets	1,432	1,371

Total current assets	60,194	49,733

Property and equipment, net	1,046	719
Deferred tax asset – non current	8,877	4,052
Other assets	1,069	1,099

	$71,186	$55,603

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,205	$6,271
Accrued expenses and Current Liabilities	8,682	7,463

Total liabilities	17,887	13,734

Stockholders’ equity:
Preferred stock, $0.01 par value; authorized 1,250,000 shares; none issued	—	—
Common stock, $.001 par value; authorized 12,500,000 shares; 6,547,847 and 6,223,807 shares issued and 6,221,724 and 5,989,652 shares outstanding at December 31, 2007 and 2006, respectively	7	6
Additional paid-in capital	91,737	90,649
Accumulated other comprehensive income	2,555	887
Accumulated deficit	(36,746)	(46,147)
Treasury stock, 326,123 common shares at December 31, 2007 and 234,155 common shares at December 31, 2006, at cost	(4,254)	(3,526)

Total stockholders’ equity	53,299	41,869

Commitments and contingencies	$71,186	$55,603

ADAMS GOLF, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended December 31,
	2007	2006
Net sales	$94,604	$76,030
Cost of goods sold	54,608	42,304

Gross profit	39,996	33,726

Operating expenses:
Research and development expenses	3,698	2,607
Selling and marketing expenses	23,772	19,800
General and administrative expenses	8,420	7,879
Reversal of settlement expenses (benefit)	—	—
Reversal of restructuring expense (benefit)	—	—

Total operating expenses	35,890	30,286

Operating income	4,106	3,440

Other income (expense):
Interest income	286	201
Interest expense	(1)	(3)
Other	264	35

Income before income taxes	4,655	3,673
Income tax expense (benefit)	(4,746)	(5,327)

Net income	$9,401	$9,000

Income per common share :
Basic	$1.54	$1.54

Diluted	$1.32	$1.24

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